UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2020 (October 30, 2020)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	par value $0.01 per share	HTZ	New York Stock Exchange	*
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*On October 29, 2020, Hertz Global Holdings, Inc. ("Hertz Global") received notification from the New York Stock Exchange ("NYSE") that Hertz Global's common stock is no longer suitable for listing on the NYSE and that the NYSE suspended trading in Hertz Global's common stock after the market close on October 29, 2020. On October 30, 2020, the NYSE applied to the Securities and Exchange Commission pursuant to Form 25 to remove the common stock of Hertz Global from listing and registration on the NYSE at the opening of business on November 10, 2020. Upon deregistration of Hertz Global's common stock under Section 12(b) of the Exchange Act, Hertz Global's common stock will remain registered under Section 12(g) of the Exchange Act. As a result of the suspension and expected delisting, Hertz Global's common stock began trading exclusively on the over-the-counter market on October 30, 2020 under the symbol HTZGQ.

ITEM 1.01 ENTRY INTO A DEFINITE MATERIAL AGREEMENT.
As previously disclosed, on May 22, 2020 (the “Petition Date”), Hertz Global Holdings, Inc. (the “Company”, “HGH” or “we”), The Hertz Corporation (“THC”) and certain of their direct and indirect subsidiaries in the United States and Canada (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases (the “Chapter 11 Cases”) for the Debtors. The cases are being jointly administered under the caption In re The Hertz Corporation, et al., Case No. 20-11218 MFW.

On October 15, 2020, THC entered into a commitment letter for debtor-in-possession financing (the “DIP Commitment Letter”) with the holders of a majority in aggregate outstanding amount of its prepetition first-lien debt (collectively, the “Initial Commitment Parties”) pursuant to which the Initial Commitment Parties committed to backstop a super-priority senior secured debtor-in-possession, non-amortizing, delayed draw term loan facility (the “DIP Facility”) in an aggregate amount of $1.65 billion under Section 364 of the Bankruptcy Code, subject to the terms and conditions set forth in the Commitment Letter. The Commitment Letter was amended on October 28, 2020 to add certain additional commitment parties (together with the Initial Commitment Parties, the “Commitment Parties”).

On October 15, 2020, the Debtors filed the Motion Seeking Entry of an Order (A) Authorizing the Debtors to Obtain Senior Secured Superpriority Debtor-In-Possession Financing and Granting Liens and Superpriority Administrative Claims and (B) Granting Related Relief (the “DIP Motion”) [Docket No. 1521 (sealed); Docket No. 1523]. On October 22, 2020, the Debtors filed a copy of the DIP Credit Agreement (as defined below) [Docket No. 1582 (sealed); Docket No. 1583]. The Bankruptcy Court approved the DIP Motion on October 29, 2020 and entered an order approving the DIP Facility on a final basis (the “DIP Order”) [Docket No. 1661]. Copies of the DIP Motion, DIP Order, DIP Credit Agreement and any papers filed in connection therewith, may be obtained from the website of the Debtors’ claims and noticing agent at https://restructuring.primeclerk.com/hertz.

In accordance with the DIP Order, on October 30, 2020, THC, as borrower, and HGH and certain of its subsidiaries located in the United States and Canada, in each case that are debtors in these Chapter 11 Cases, as guarantors, entered into that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement with the financial institutions identified therein as lenders and Barclays Bank PLC as administrative agent (the “DIP Credit Agreement”). The DIP Credit Agreement provides for a superpriority secured debtor-in-possession credit facility comprised of delayed-draw term loans in an aggregate amount of up to $1.65 billion (the “DIP Loans”), of which (i) up to $1.0 billion can be used as equity for new interim fleet financing, giving the Debtors the ability to replenish their vehicle fleet in the future, and (ii) $800 million can be used for working capital and general corporate purposes. The DIP Loans are available in multiple draws of at least (i) $250 million each, or (ii) the remaining available commitments if such commitments are less than $250 million. The DIP Loans bear interest at a rate of LIBOR plus 7.25% (subject to a 1.00% floor), which is reduced to LIBOR plus 6.75% upon a significant repayment of prepetition first lien debt.

The DIP Facility matures on December 31, 2021 and has limited covenants and events of default, including one milestone requiring the filing of a plan of reorganization by August 1, 2021. The DIP Facility will be secured by first priority liens on substantially all of the Debtors’ assets (subject to certain exclusions), and has the support of the requisite majority of the Debtors’ first lien prepetition debt to allow for consensual priming of existing liens. The DIP Facility does not contain a roll-up or cross-collateralization of prepetition debt or otherwise dictate how prepetition claims will be addressed in a plan of reorganization.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Loan Parties (as defined in the DIP Credit Agreement) and their subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, loans or advances, engage in mergers, consolidations, sales of assets and acquisitions, pay dividends and distributions and make payments in respect of junior or pre-petition indebtedness, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes conditions precedent, representations and warranties, mandatory prepayments, affirmative covenants and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of title 11 of the United States Code, the appointment of a trustee pursuant to chapter 11 of title 11 of the United States Code, and certain other events related to the impairment of the Lenders’ rights or liens granted under the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement is not complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which may be obtained from the website of the Debtors’ claims and noticing agent at https://restructuring.primeclerk.com/hertz and is hereby incorporated by reference in this Item 1.01. The other information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 regarding the DIP Facility and DIP Credit Agreement is incorporated by reference into this Item 2.03.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal securities laws. Words such as “expect” and “intend” and similar expressions identify forward-looking statements, which include but are not limited to statements related to our liquidity; the expected effects on our business, financial condition and results of operations due to the spread of the COVID-19 virus; the bankruptcy process; our ability to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases; the effects of the Chapter 11 Cases, including increased professional costs, on our liquidity, results of operations and business; risks arising from the delisting of trading of our common stock on the New York Stock Exchange; the effects of Chapter 11 on the interests of various constituents; and the ability to negotiate, develop, confirm and consummate a plan of reorganization. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our most recent annual report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 25, 2020, and any updates thereto in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this filing, and we undertake no obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary
Date:  November 3, 2020